Exhibit 99.1

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NEWS RELEASE                                   VISX CONTACT:
For Immediate Distribution                     Lola Wood:  (408) 733-2020
                                               E-Mail:  ir@visx.com
                                               Web:  http://www.visx.com

                                               MEDJET CONTACT:
                                               Eugene I. Gordon:  (732) 738-3990
                                               Email: egordon@medjetinc.com
                                               Web: http://www.medjetinc.com

VISX AND MEDJET ANNOUNCE R&D AGREEMENT AND MERGER OPTION

        SANTA CLARA, CALIFORNIA, AUGUST 20, 2001 --- VISX, Incorporated (NYSE
Symbol: EYE) and Medjet Inc. (OTC BB Symbol: MDJT.OB) today announced that they have signed a one-year research and development agreement under which VISX will provide funding to Medjet to pursue new ophthalmic technologies and products. VISX and Medjet have also signed an agreement that provides VISX with a one-year option to acquire all outstanding Medjet common stock in a merger transaction that would pay $2.00 per share in cash.

        Commenting on the agreement, Liz Davila, Chief Executive Officer of VISX, said, "As the technology leader, we are always looking ahead and evaluating promising opportunities. Medjet's waterjet technology not only has the potential to benefit the field of ophthalmology, but may also have applications within other medical specialties."

        Dr. Eugene I. Gordon, founder and Chief Executive Officer of Medjet, noted, "I am elated at the implications for Medjet. The combination of the VISX and Medjet technology augurs well for ophthalmology."

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        TERMS OF THE POTENTIAL MERGER TRANSACTION
        The closing of the potential merger is subject to Medjet's shareholder approval and is subject to other customary conditions to closing. VISX has also purchased from a third party all outstanding shares of Medjet's Series B Convertible Preferred Stock, which are entitled to votes equivalent to 1,040,000 shares of common stock and vote together with the common stock. These shares represent 21% of Medjet's voting stock.

        VISX and Dr. Gordon have also entered into a voting agreement under which Dr. Gordon has agreed to vote all of his shares of common stock in favor of the merger, and has agreed to sell all of his stock to VISX in the event that VISX offers to complete the merger. Dr. Gordon currently holds 1,596,787 shares, representing 32% of Medjet's voting stock.

        SAFE HARBOR
        This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent VISX's and Medjet's expectations or beliefs concerning future events and include statements, among others, concerning VISX's option to close the Merger, and the development of ophthalmic technologies and products. Actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, difficulties that may be encountered during research and development. In addition, please see the companies' most recent reports on Forms 10-K and 10-Q and Forms 10-KSB and 10-QSB for other risks that may affect the business of VISX or Medjet.

        WHERE TO FIND MORE INFORMATION
        Investors and stockholders are urged to read the proxy statement regarding the potential merger that will be filed by Medjet with the Securities and Exchange Commission. The proxy statement will contain important information that stockholders should consider before making any decision regarding the proposed merger. Investors and stockholders may obtain a free copy

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of the proxy statement (when it is available) and other documents filed by
Medjet at the Commission's web site at www.sec.gov. In addition to the proxy statement, Medjet files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements and other information filed by Medjet at the Commission's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800-SEC-0330 for further information on public reference rooms. The proxy statement and these other documents may also be obtained for free from Medjet.

        INFORMATION CONCERNING PARTICIPANTS
        VISX, Medjet and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medjet in favor of the merger. Stockholders of Medjet may obtain additional information regarding the interests of the foregoing people by reading the proxy statement when it becomes available.

        ABOUT VISX
        VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets throughout the world.

        ABOUT MEDJET
        Medjet has been engaged in the research and development of microjet technology, with an emphasis on ophthalmic surgical technology and equipment. Medjet currently has seven issued U.S. patents (and six corresponding foreign patents issued) with additional U.S. and foreign patents pending.

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